Exhibit 99.1

AMC Robotics Secures Manufacturing Facility in Vietnam, Advancing Phase 1 NovaArm™ Production

6,150-square-meter facility to support NovaArm™ production launch and future expansion of AMC’s robotics portfolio

NEW YORK – June 24, 2026 – AMC Robotics Corporation (Nasdaq: AMCI) (“AMC Robotics” or the “Company”), an AI-driven robotics solutions provider, today announced it has signed a lease agreement for a 6,150-square-meter manufacturing facility in Bắc Ninh, Vietnam, which has been identified as a long-term hub for production and operations in Southeast Asia. The facility will be operated by AMCV Company Limited, AMC Robotics’ wholly owned Vietnamese subsidiary, and represents a significant step forward in the Company’s strategy to build scalable robotics manufacturing capabilities.

The Company’s Phase 1 operations will focus on production of the Company’s NovaArm™ robotic arm, designed for high-load, high-precision warehouse sorting and industrial automation applications. The Company expects to complete the Vietnamese facility’s buildout and production line commissioning with initial production targeted to commence in the second half of 2026.

AMC Robotics expects to invest approximately US$3.5 million in the build-out and equipping of the Vietnam facility through Phase 1. The facility is being configured around standardized production lines for precision assembly, complemented by whole-machine calibration and automated end-of-line testing—an approach intended to deliver consistent product quality, improve manufacturing yield, and enable cost-efficient, scalable volume production.

AMC Robotics plans to leverage the Vietnam facility’s manufacturing and testing infrastructure as a foundation for future expansion, including production of the Kyro™ quadruped robotic dog. The facility supports the Company’s long-term strategy to integrate its robotics hardware and AI software into a unified production and deployment platform.

By localizing manufacturing in a competitive-cost region and standardizing its production and testing processes, AMC Robotics intends to establish a cost structure that supports improved unit economics as production volumes increase.

“Securing this facility marks an important step as we transition from product development to manufacturing execution,” said Sean Da, Chairman and Chief Executive Officer of AMC Robotics. “We believe the Vietnam operation provides the infrastructure needed to support the launch of NovaArm™ and establishes a scalable foundation for future products, including Kyro™. As we continue advancing our commercialization strategy, this facility is expected to position us to scale efficiently while supporting long-term growth opportunities.”

About AMC Robotics Corporation

AMC Robotics (Nasdaq: AMCI) is an AI-driven robotics company focused on developing intelligent, scalable hardware and software solutions. The Company’s quadruped robotic platform, Kyro™, enables industries to automate inspection, security, and operational tasks through autonomous mobility and AI-powered perception.

For more information, please visit www.amcx.ai.

Investors and Media Contact

Susan Xu
Alliance Advisors IR
E: AMCRoboticsIR@allianceadvisors.com

Cautionary Note Regarding Forward Looking Statements

This press release may contain statements that constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities, and the effects of regulation. These forward-looking statements are based on management’s current expectations, projections, and beliefs, as well as a number of assumptions concerning future events. When used in this communication, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions, and other important factors include, but are not limited to: (a) challenges in opening operations in new jurisdictions, including but not limited to compliance with local ordinances, obtaining any necessary permits and regulatory oversight; (b) the ability to recognize the anticipated benefits of the new operations; (c) the outcome of any legal proceedings that may be instituted against the Company; (d) the ability to continue to meet the applicable stock exchange listing standards; (e) the effect of the Company’s completed business combination with AlphaVest Acquisition Corp (“AlphaVest”) on the Company’s business relationships, performance, and business generally and the risk that such transaction further disrupts current plans and operations of the Company or its subsidiaries; (f) the ability to recognize the anticipated benefits of the transaction with AlphaVest, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (g) changes in applicable laws or regulations, including legal or regulatory developments (including, without limitation, accounting considerations); (h) the possibility that AMC Robotics may be adversely affected by other economic, business, and/or competitive factors; (i) AMC Robotics’ estimates of expenses and profitability; and (j) other risks and uncertainties indicated under “Risk Factors” contained in AMC Robotics’ Annual Report on Form 10-K for the year ended December 31, 2025 and other documents filed or to be filed with the SEC by AMC Robotics. Copies are available on the SEC’s website, www.sec.gov. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

The Company assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company gives no assurance that it will achieve its expectations.